ORCHID ISLAND CAPITAL ANNOUNCES
JULY 2015 MONTHLY DIVIDEND AND
JUNE 30, 2015 RMBS PORTFOLIO CHARACTERISTICS

•	July 2015 Monthly Dividend of $0.14 Per Share
•	Estimated Book Value Per Share at June 30, 2015 of $12.38
•	Estimated 0.4% total return on equity for the quarter, or 1.6% annualized
•	RMBS Portfolio Characteristics as of June 30, 2015

Vero Beach, Fla., July 10, 2015 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of July 2015. The dividend of $0.14 per share will be paid July 31, 2015, to holders of record on July 27, 2015, with an ex-dividend date of July 23, 2015.

Commenting on the dividend adjustment, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The Company today announced a reduction in its monthly dividend rate from $0.18 to $0.14 per share.  The reduction was the result of elevated prepayment speeds which persisted longer than we anticipated.  The Company’s portfolio is weighted towards premium coupon pass-through, interest only and inverse interest only RMBS, which are highly sensitive to prepayment rates. The $0.14 monthly dividend brings our pay-out rate more closely in line with the premium amortization that we are currently experiencing in the portfolio.”

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of July 10, 2015, the Company had 22,959,817 shares outstanding. At March 31, 2015, the Company had 17,924,383 shares outstanding.

Estimated June 30, 2015 Book Value Per Share

The Company’s estimated book value per share as of June 30, 2015 was $12.38.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At June 30, 2015, the Company's preliminary estimated total stockholders' equity was approximately $284.2 million with 22,959,817 common shares outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Return on Equity

The Company’s estimated total return on equity for the quarter ended June 30, 2015 was 0.4%, or 1.6% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.05 per share, comprised of dividends per share of $0.54 and a decrease in book value per share of $0.49 from March 31, 2015.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of June 30, 2015 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter and six months ended June 30, 2015, are subject to review by the Company’s independent registered public accounting firm.

•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase agreement exposure by counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2014.
RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Jun 2015 CPR
Asset Category	Face	Value(1)	Price	Portfolio	Coupon	(Reported in Jul)
As of June 30, 2015
Adjustable Rate RMBS	$3,226	$3,456	107.15	0.16%	3.64%	0.22%
10-1 Hybrid Rate RMBS	55,544	56,754	102.18	2.61%	2.56%	7.90%
Hybrid Adjustable Rate RMBS	55,544	56,754	102.18	2.61%	2.56%	7.90%
15 Year Fixed Rate RMBS	74,255	78,434	105.63	3.61%	3.40%	11.72%
20 Year Fixed Rate RMBS	323,601	346,133	106.96	15.92%	4.00%	5.50%
30 Year Fixed Rate RMBS	1,457,655	1,568,802	107.62	72.12%	4.24%	10.62%
Total Fixed Rate RMBS	1,855,511	1,993,369	107.43	91.65%	4.17%	9.77%
Total Pass-through RMBS	1,914,281	2,053,579	107.28	94.42%	4.12%	9.70%
Interest-Only Securities	577,619	78,347	13.56	3.60%	3.62%	17.22%
Inverse Interest-Only Securities	205,433	42,945	20.90	1.98%	6.20%	19.91%
Structured RMBS	783,052	121,292	15.49	5.58%	4.53%	17.83%
Total Mortgage Assets	$2,697,333	$2,174,871		100.00%	4.15%	11.98%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of June 30, 2015			As of June 30, 2015
Fannie Mae	$1,766,724	81.2%	Whole Pool Assets	$1,731,062	79.6%
Freddie Mac	386,981	17.8%	Non Whole Pool Assets	443,809	20.4%
Ginnie Mae	21,166	1.0%	Total Mortgage Assets	$2,174,871	100.0%
Total Mortgage Assets	$2,174,871	100.0%

(1)	Amounts in the tables above include assets with a fair value of approximately $7.6 million purchased in June 2015 which settle in July 2015.
Repurchase Agreement Exposure By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of June 30, 2015	Borrowings(1)	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$246,677	12.3%	10	7/13/2015
Citigroup Global Markets Inc	246,642	12.2%	17	9/14/2015
RBC Capital Markets, LLC	154,226	7.7%	18	7/22/2015
ICBC Financial Services LLC	151,271	7.5%	13	7/22/2015
Cantor Fitzgerald & Co	146,785	7.3%	13	7/17/2015
ED&F Man Capital Markets Inc	142,205	7.1%	38	8/24/2015
Mitsubishi UFJ Securities (USA), Inc	138,558	6.9%	20	7/31/2015
Mizuho Securities USA, Inc	116,520	5.8%	13	7/29/2015
KGS-Alpha Capital Markets, L.P	104,460	5.2%	10	7/27/2015
Daiwa Securities America Inc.	100,975	5.0%	10	7/15/2015
Merrill Lynch, Pierce, Fenner & Smith Inc	96,449	4.8%	19	7/29/2015
South Street Securities, LLC	66,963	3.3%	12	7/20/2015
Wells Fargo Bank, N.A.	66,396	3.3%	15	7/15/2015
Goldman, Sachs & Co	54,670	2.7%	79	9/17/2015
Morgan Stanley & Co	54,378	2.7%	7	7/7/2015
CRT Capital Group, LLC	44,844	2.2%	16	7/29/2015
Nomura Securities International, Inc.	34,720	1.7%	9	7/13/2015
Guggenheim Securities, LLC	32,742	1.6%	29	9/2/2015
Barclays Capital Inc	10,128	0.5%	14	7/14/2015
Suntrust Robinson Humphrey, Inc	4,462	0.2%	2	7/2/2015
Total Borrowings	$2,014,071	100.0%	18	9/17/2015

(1)
In June 2015, the Company purchased assets with a fair value of approximately $7.6 million which settle in July 2015 that are expected to be funded by repurchase agreements.  These anticipated borrowings are not included in the table above.

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of June 30, 2015
Adjustable Rate RMBS	$3,456	1	10.07%	2.00%	$19	$(19)
Hybrid Adjustable Rate RMBS	56,754	91	7.56%	2.00%	1,003	(1,196)
Total Fixed Rate RMBS	1,993,369	n/a	n/a	n/a	37,182	(48,754)
Total Pass-through RMBS	2,053,579	n/a	n/a	n/a	38,204	(49,969)
Interest-Only Securities	78,347	n/a	n/a	n/a	(12,422)	9,797
Inverse Interest-Only Securities	42,945	1	6.38%	n/a	284	(1,817)
Structured RMBS	121,292	n/a	n/a	n/a	(12,138)	7,980
Total Mortgage Assets	$2,174,871	n/a	n/a	n/a	$26,066	$(41,989)

Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance(2)	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$780,000	Mar-2019	$(15,233)	$16,875
Treasury Futures Contracts - Short Positions			120,000	Sep-2025	(5,056)	4,645
Payer Swaption			175,000	Sep-2025	(54)	377
Grand Total					$5,723	$(20,092)

(1)
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

(2)	Treasury Futures Contracts were valued at 126-05+ at June 30, 2015. The nominal value of the short position was $151.4 million.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400